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                                                                      Exhibit 23

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunoco, Inc. of our report dated February 8, 2002, included in the 2001 Annual Report to Shareholders of Sunoco, Inc.

         Our audits also included the financial statement schedule of Sunoco, Inc. for the years ended December 31, 2001, 2000 and 1999, listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent to the incorporation by reference of this report on the financial statement schedule and our report dated February 8, 2002 with respect to the consolidated financial statements of Sunoco, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2001, in the following registration statements:

         Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

         Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110);

         Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

         Sunoco, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

         Sunoco, Inc. and Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

         Sunoco, Inc. Executive Long-Term Stock Investment Plan Form S-8 Registration Statement (Registration No. 33-44059);

         Sunoco, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);
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         Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3
         Registration Statement (Registration No. 333-78881);

         Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876);

         Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-39834);

         Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615);

         Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

         Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342).



/s/ ERNST & YOUNG LLP
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Ernst & Young LLP
Philadelphia, Pennsylvania
March 7, 2002